CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICERS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

                                                                      Exhibit 32

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Annual Report of NANNACO, Inc., a Texas corporation (the "Company"), on Form 10-KSB for the year ended September 30, 2003, as filed with the Securities and Exchange Commission (the "Report"), Andrew DeVries, Principal Executive Officer of the Company and Andrew DeVries, Principal Financial Officer of the Company, respectively, do each hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to their knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Andrew DeVries
-----------------------------------
Andrew DeVries
Principal Executive Officer
January 14, 2004


/s/ Andrew DeVries
-----------------------------------
Andrew DeVries
Principal Financial Officer
January 14, 2004

[A signed original of this written statement required by Section 906 has been provided to NANNACO, Inc. and will be retained by NANNACO, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]


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